UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2007

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52385	20-5132054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16005 LOS GATOS BOULEVARD LOS GATOS, CALIFORNIA		95032
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (408) 395-7774

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer.

David “Lad” Wallace, the Chief Financial Officer of Akeena Solar, Inc. (“Akeena” or the “Company”) will resign from the Company effective September 30, 2007. In connection with the resignation, Mr. Wallace and the Company have entered into a Severance Agreement dated September 19, 2007. Under the Severance Agreement, the vesting is accelerated to September 21, 2007 for the 50,000 shares of Akeena restricted stock previously granted to Mr. Wallace, and he has received a further grant of 25,000 shares of Akeena restricted stock that is fully vested on September 21, 2007. The Severance Agreement also provides that Mr. Wallace will receive a lump sum payment equal to $108,750.00 less withholding on the separation date.

(c) Barry Cinnamon, the Company’s Chief Executive Officer, President, Secretary and Treasurer, will also serve as Chief Financial Officer of the Company beginning on October 1, 2007, for the interim period following Mr. Wallace’s departure. Information regarding Mr. Cinnamon’s background is incorporated by reference to the information under the caption “Directors and Executive Officers” in the Company’s proxy statement on Schedule 14A, filed with the SEC on August 3, 2007 (the “Proxy Statement”). Information regarding Mr. Cinnamon’s compensation can be found in the Proxy Statement and in the Company’s current report on Form 8-K filed with the SEC on September 14, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Akeena Solar, Inc.

By:	/s/ Barry Cinnamon
Name: Barry Cinnamon Title: Chief Executive Officer

Dated September 21, 2007